Exhibit 4.1

NUMBER U-		UNITS
SEE REVERSE FOR	EMBRACE CHANGE ACQUISITION CORP.
CERTAIN DEFINITIONS

CUSIP G3034H 133

UNITS CONSISTING OF ORDINARY SHARE AND ONE WARRANT

THIS CERTIFIES THAT

is the owner of

Units.

Each Unit (“Unit”) consists of one (1) ordinary share, par value US$0.0001 (“Ordinary Share”), of Embrace Change Acquisition Corp., a Cayman Islands exempted company with limited liability (the “Company”), one (1) warrant of the Company (“Warrant”) and one right (“Right”). Each whole Warrant entitles the holder to purchase one Ordinary Share for US$11.50 per share (subject to adjustment). Each Warrant will become exercisable 30 days after the Company’s completion of an initial merger, capital stock exchange, asset acquisition, or other similar business combination with one or more businesses or entities (a “Business Combination”), and will expire unless exercised before 5:00 p.m., New York City Time, on the fifth anniversary of the completion of an initial Business Combination, or earlier upon redemption or liquidation. Every eight Rights entitles the holder thereof to receive one Ordinary Share upon the consummation of the Business Combination. The Ordinary Shares, Warrant(s) and Right(s) comprising the Unit(s) represented by this certificate are not transferable separately until fifty-two (52) days following the IPO, unless EF Hutton, division of Benchmark Investments, LLC informs the Company of its decision to allow earlier separate trading, except that in no event will the Ordinary Shares and Warrants be separately tradeable until the Company has filed an audited balance sheet reflecting the Company’s receipt of the gross proceeds of its initial public offering and issued a press release announcing when such separate trading will begin. The terms of the Warrants and Rights are governed by a Warrant Agreement and a Rights Agreement respectively, dated as of                 , 2022, between the Company and Continental Stock Transfer & Trust Company, as Warrant Agent and Rights Agent, and are subject to the terms and provisions contained therein, all of which terms and provisions the holder of this certificate consents to by acceptance hereof. Copies of the Warrant Agreement and Rights Agreement are on file at the office of the Continental Stock Transfer & Trust Company at 1 State Street, 30th Floor, New York, New York 10004, and are available to any Warrant holder and Rights holder on written request and without cost.

This certificate is not valid unless countersigned by the transfer agent and registered office provider of the Company. Witness the facsimile seal of the Company and the facsimile signatures of its duly authorized officers.

This Unit Certificate shall be governed and construed in accordance with the internal laws of the State of New York, without regard to conflicts of laws principles thereof.

By
	Chairman	Secretary

Embrace Change Acquisition Corp.

The Company will furnish without charge to each unitholder who so requests, a statement of the powers, designations, preferences, and relative, participating, optional, or other special rights of each class of stock or series thereof of the Company and the qualifications, limitations, or restrictions of such preferences and/or rights.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM –	as tenants in common	UNIF GIFT MIN ACT -	Custodian
TEN ENT –	as tenants by the entireties		(Cust) (Minor)
JT TEN –	as joint tenants with right of survivorship		under Uniform Gifts to
Minors
	and not as tenants in common		Act
(State)

Additional abbreviations may also be used though not in the above list.

For value received,                hereby sell, assign, and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

Units
represented by the within Certificate, and do hereby irrevocably constitute and appoint

Attorney
to transfer the said Units on the books of the within named Company with full power of substitution in the premises.

Dated

	Notice:	The signature to this assignment must correspond with the name as written upon the face of the certificate in every particular, without alteration or enlargement or any change whatever.

Signature(s) Guaranteed:

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15).

The holder(s) of this certificate shall be entitled to receive a pro-rata portion of the funds from the trust account with respect to the ordinary shares underlying this certificate only in the event that (i) the Corporation is forced to liquidate because it does not consummate an initial business combination within the period of time set forth in the Corporation’s Amended and Restated Memorandum and Articles of Association, as the same may be amended from time to time (the “Charter”) or (ii) if the holder seeks to convert his shares upon consummation of, or sell his shares in a tender offer in connection with, an initial business combination or in connection with certain amendments to the Charter. In no other circumstances shall the holder(s) have any right or interest of any kind in or to the trust account.